UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2017

Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2017, Chimerix, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). As of May 1, 2017, the record date for the Annual Meeting, 46,651,793 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 37,700,899 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1: Election of directors

The Company’s stockholders elected the two persons listed below as Class I directors, each to serve until the Company’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
M. Michelle Berrey, M.D., M.P.H.	29,880,415	168,229	7,652,255
Ronald C. Renaud, Jr.	23,642,443	6,406,201	7,652,255

Proposal 2: Ratification of the selection of independent registered public accounting firm

The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The final voting results are as follows:

Votes For	30,366,207
Votes Against	7,318,893
Abstentions	15,799
Broker Non-Votes	0

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

Votes For	29,813,821
Votes Against	204,057
Abstentions	30,766
Broker Non-Votes	7,652,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: June 30, 2017
	By:	/s/ Timothy W. Trost
Timothy W. Trost
Senior Vice President, Chief Financial Officer and Corporate Secretary